EXHIBIT 21

                     KEYSTONE CONSOLIDATED INDUSTRIES, INC.
                                AND SUBSIDIARIES


                         SUBSIDIARIES OF THE REGISTRANT

                                                      Percent of
                                                   voting securities
                              State or county          owned at
          Name                                     of incorporationDecember 31,
1994

Sherman Wire of Caldwell, Inc.                        Nevada      100.0%

Wire Products Company            Wisconsin               100.0%
